Securities and Exchange Commission
                              Washington, DC 20549

                                   Form 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 9, 2006

                                  ASTRALIS LTD.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                     000-30997                 84-1508866
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(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)

75 Passaic Avenue, Fairfield, New Jersey                                07004
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code (973) 227-7168

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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant's Certifying Accountant.

On August 9, 2006 the Audit Committee of the Board of Directors of Astralis Ltd. ("Astralis") dismissed LJ Soldinger Associates, LLC ("Soldinger"), the independent registered public accounting firm for Astralis and retained Malone & Bailey, P.C ("Malone & Bailey"), as the independent registered public accounting firm for Astralis. Soldinger was notified of this decision on August 9, 2006.

Soldinger's reports on the consolidated financial statements of Astralis as of and for the years ended December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Soldinger's reports on Astralis' financial statements as of and for the fiscal years ended December 31, 2005 and 2004 indicated that Astralis had incurred net losses since inception and that it did not have sufficient funds to execute its business plan, raising substantial doubt about Astralis' ability to continue as a going concern.

During the fiscal years ended December 31, 2005 and 2004 and through August 9, 2006, there were no disagreements with Soldinger on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Soldinger, would have caused Soldinger to make reference thereto in their reports on the financial statements for such years.

It was noted in the Annual Report on form 10-KSB for the year ended December 31, 2005, that as a result of the audit of Astralis' December 31, 2005 financial statements by Soldinger, Astralis became aware of certain deficiencies that existed in the design and operation of Astralis' internal controls over financial reporting that Soldinger considered to be material weaknesses under standards of the Public Company Accounting Oversight Board (PCAOB). In such regard, Soldinger identified certain errors in the financial statements in the period ended December 31, 2005 that were not initially identified by Astralis' internal control over financial reporting. The aggregate amount of these errors was material to Astralis' financial statements and therefore represented a material weakness in Astralis' internal control over financial reporting. Soldinger discussed these issues with management and the Audit Committee. Upon being informed of these errors, management corrected the information included in its financial statements before such statements were filed with the Securities and Exchange Commission or disclosed publicly to any parties. Further, Astralis did not file its Annual Report on Form 10-KSB within the time prescribed by regulations of the Securities and Exchange Commission.

In connection with Soldinger's review of Astralis' 2006 quarterly financial statements for the period ended March 31, 2006, Soldinger identified certain errors and departures from generally accepted accounting principles in the financial statements that were not initially identified by Astralis's internal controls over financial reporting. Soldinger discussed these issues with management and the Audit Committee. Upon being informed of these errors, Astralis corrected the information included in the financial statements before such statements were filed with the Securities and Exchange Commission or disclosed publicly to any parties.

Astralis has given permission to Soldinger to respond fully to the inquiries of its successor auditor, Malone & Bailey, in connection with the foregoing disclosures.

Astralis has requested that Soldinger furnish Astralis with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. Astralis will file a copy of such letter as an amendment to this filing.

During the fiscal years ended December 31, 2005 and 2004 and through August 9, 2006, neither Astralis nor anyone acting on its behalf consulted Malone & Bailey regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statement of Astralis or (2) any matter that was the subject of disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a "reportable event" as described in Item 304(a)(1)(v) of Regulation S-K.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ASTRALIS LTD.


Date: August 25, 2006                            By: /s/ Michael Garone
                                                     ---------------------------
                                                     Michael Garone
                                                     Chief Financial Officer and
                                                     Interim President